UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2009

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release of SeaChange International, Inc. (“SeaChange”), dated March 12, 2009, reporting SeaChange’s financial results for the fiscal quarter and year ended January 31, 2009.

The information contained herein and in Item 7.01 below, including the exhibit attached and incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein, in Item 7.01 below and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by SeaChange, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 7.01.	Regulation FD Disclosure.

Included in the press release of SeaChange attached as Exhibit 99.1 and incorporated herein by reference is SeaChange’s announcement that its Board has authorized the repurchase of up to $20 million of SeaChange’s common stock, par value $.01 per share, through a stock repurchase program.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished as part of this report:

Exhibit No.	Description
99.1	Press release issued by SeaChange International, Inc., dated March 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Treasurer, Secretary and Senior Vice President, Finance and Administration

Dated: March 12, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by SeaChange International, Inc., dated March 12, 2009.